UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefits Plan.

On August 14, 2015, Clearwater Paper Corporation (the “Company”) sent a notice to participants in the Clearwater Paper 401(k) Plan and the Clearwater Paper Represented 401(k) Plan (collectively, the “Plan”), including the Company’s directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR thereunder, informing them of an expected trading blackout period under the Plan as a result of a change in the recordkeeping service provider under the Plan.

Effective October 1, 2015, Fidelity Investments became the new 401(k) recordkeeping service provider for the Plan, replacing Mercer. As a result of this change, participants in the Plan were unable, during the blackout period specified by law, to direct or diversify investments in their individual accounts, obtain a loan from the Plan, or obtain a distribution from the Plan. The blackout period applied to all Plan assets, including Company shares held by the Plan. The blackout period began at 4:00PM Eastern Time on September 24, 2015 and ended at approximately 11:00AM Eastern Time on October 23, 2015. The blackout period coincided with a no-trading period applicable to all directors and officers of the Company under the Company’s Insider Trading Policy and accordingly the Company’s directors and officers were unable to, and did not, trade in the Company’s securities during the blackout period applicable to Plan participants.

Any inquiries with respect to the blackout period can be directed to Linz Philips, the Company’s Vice President, Total Rewards at:

601 West Riverside, Suite 1100

Spokane, WA 99201

509-344-5900

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Notice to Participants in the Clearwater Paper 401(k) Plan and the Clearwater Paper Represented 401(k) Plan dated August 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2015

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Notice to Participants in the Clearwater Paper 401(k) Plan and the Clearwater Paper Represented 401(k) Plan dated August 14, 2015.

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